Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS

TORONTO, MONTREAL, OTTAWA

CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated December 10, 2004 except for note 12 which is as of January 27, 2005 on the consolidated financial statements of IJJ Corporation (the Company) included in its Annual Report on Form 10-KSB being filed by the Company for the fiscal year ended October 31, 2004.

Toronto, Ontario
March 3, 2005	Chartered Accountants